UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2012

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The termination date under the Four-Year Credit Agreement ("Four-Year Credit Agreement"), dated as of June 14, 2011, by and among PepsiCo, Inc. ("PepsiCo"), as borrower, the lenders named therein, and Citibank, N.A., as administrative agent, has been extended from June 14, 2015 to June 14, 2016, subject to the absence of any default under the Four-Year Credit Agreement as of June 14, 2012. Funds borrowed under the Four-Year Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries, including but not limited to working capital, capital investments and acquisitions.

Item 8.01 Other Events.

The termination date under the 364-Day Credit Agreement ("364-Day Credit Agreement"), dated as of June 14, 2011, by and among PepsiCo, as borrower, the lenders named therein, and Citibank, N.A., as administrative agent, has been extended from June 12, 2012 to June 11, 2013, subject to the absence of any default under the 364-Day Credit Agreement as of June 12, 2012. Funds borrowed under the 364-Day Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries, including but not limited to working capital, capital investments and acquisitions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

May 24, 2012	By:	/s/ Maura Abeln Smith

Name: Maura Abeln Smith
Title: Executive Vice President, PepsiCo General Counsel, Public Policy & Government Affairs, and Corporate Secretary